CPS Technologies Corporation

Chuck Griffith, Chief Financial Officer

111 South Worcester Street

Norton, MA 02766

Telephone: (508) 222-0614

Web Site: www.alsic.com

CPS TECHNOLOGIES CORPORATION ANNOUNCES THIRD QUARTER 2020 RESULTS

Norton, Massachusetts, October 28, 2020. CPS Technologies Corporation (NASDAQ: CPSH) today announced revenues of $4.5 million and an operating profit of $253 thousand for the quarter ended September 26, 2020. This compares with revenues of $4.4 million and an operating loss of $479 thousand for the quarter ended September 28, 2019.

For the nine months ending September 26, 2020, revenues are $16.7 million with an operating profit of $1.2 million. This compares with revenue of $16.0 million and an operating loss of $966 thousand for the nine months ended September 28, 2019.

Grant Bennett, President and CEO, said: “While generally pleased with our bottom lines for quarter and nine-month periods just ended, in the third quarter our top line was increasingly negatively affected by the coronavirus pandemic. In particular, our two largest customers are experiencing reduced demand from their customers, resulting in a significant reduction in purchases from CPS. Additionally, one of our suppliers experienced a fire in May which shut down their operations for almost the entire third quarter; they did not reopen until the final week of September. This had the effect of pushing expected third quarter shipments into the fourth quarter.

Gross margins and operating profits were considerably higher in the three-month and nine-month periods just ended than they were in the corresponding periods a year ago. This significant positive swing in performance reflects the pricing, product mix and operational improvements discussed in previous quarters. This is clearly seen by the $100 thousand increase in revenues resulting in a $732 thousand improvement in operating profit and $700 thousand increase in revenues resulting in a $2.2 million improvement in operating profit for the three and nine month periods ending September 26, 2020, respectively.

CPS continues to be open and operating during the pandemic. To date most of our customers remain open and operational. In Q3 we saw significant increased volatility on the part of some of our customers, while for others it has been business as usual. We expect that this volatility will continue for at least the next several quarters.

As previously stated, CPS continues to follow CDC and OSHA guidance in our workplace. Employees’ temperatures are taken at the beginning of each shift, shifts have been staggered to reduce employee overlap, workstations have been rearranged to ensure social distancing, all employees are using facemasks, etc.

Any forward-looking comments must begin with the clear caveat that the pandemic is injecting considerable uncertainty at customers and suppliers so conditions can and may change quickly. While we must tone down our optimism for the fourth quarter of 2020 and the first quarter of 2021, we continue to be very optimistic about the future. We have several new projects which could add materially to our revenue stream in 2021 including in the hermetic package and armor product lines, in addition to our core AlSiC component product line. The pipeline of new design wins remains very robust.

Recent in-depth analyses of pricing and costs have enabled us to generate operating efficiencies which should help us to grow hermetic package profitability in the coming quarters and years. Armor is an area that has been on the table for several years. Recent developments suggest this product may start to generate material revenues as soon as next year.”

The Company will be hosting its third quarter conference call with investors at 4:45pm on Wednesday, October 28. Those interested in participating in the conference call should dial:

Call in Number: 1-833-953-1394

Conference ID: 6798808

About CPS

CPS Technologies Corporation is a global leader in producing metal-matrix composite components used to improve the reliability and performance of various electrical systems. CPS products are used in motor controllers for hybrid and electric vehicles, high-speed trains, subway cars and wind turbines. They are also used as heatspreaders in internet switches, routers and high-performance microprocessors. CPS also develops and produces metal-matrix composite armor.

Safe Harbor
Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2020 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS TECHNOLOGIES CORP.
STATEMENT OF OPERATIONS (Unaudited)
	Fiscal Quarters Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
Revenues:
Product sales	$4,452,387	$4,387,125	$16,721,973	$16,023,615
Total Revenues	4,452,387	4,387,125	16,721,973	16,023,615

Cost of product sales	3,514,813	4,164,187	13,050,860	14,466,266
Gross Margin	937,574	222,938	3,671,113	1,557,349

Selling, general and
administrative expense	684,836	702,413	2,466,196	2,523,178
Operating income (loss)	252,738	(479,475)	1,204,915	(965,829)

Interest income (expense), net	(21,263)	(16,495)	(87,004)	(23,757)
Other income	(3)	—	14,446	—
Net income (loss) before income
tax expense	231,472	(495,970)	1,132,357	(989,586)
Provision for income tax	456	—	456	—

Net income (loss)	$231,016	$(495,970)	$1,131,901	$(989,586)
Net income (loss) per
basic common share	$0.02	$(0.04)	$0.09	$(0.07)

CPS TECHNOLOGIES CORP.
BALANCE SHEET (Unaudited)
	September 26,	December 28,
	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$112,575	$133,965
Accounts receivable-trade, net	3,961,606	4,086,945
Inventories, net	4,187,272	3,099,824
Prepaid expenses and other current assets	139,963	147,786
Total current assets	8,401,416	7,468,520

Property and equipment:
Production equipment	10,282,980	9,649,169
Furniture and office equipment	508,423	508,423
Leasehold improvements	934,195	934,195
Total cost	11,725,598	11,091,787

Accumulated depreciation and amortization	(10,478,053)	(10,110,663)
Construction in progress	127,408	255,754
Net property and equipment	1,374,952	1,236,878
Right-of-use lease asset	63,000	171,000
Deferred taxes, net	147,873	147,873
Total assets	$9,987,241	$9,024,271

LIABILITIES AND STOCKHOLDERS` EQUITY

Current liabilities:
Borrowings against line of credit	835,123	1,249,588
Note payable, current portion	37,917	—
Accounts payable	1,221,642	1,436,417
Accrued expenses	720,182	815,166
Deferred revenue	358,000	21,110
Lease liability, current portion	80,878	148,000

Total current liabilities	3,253,742	3,670,281

Note payable less current portion	149,652	—
Long term lease liability	19,736	23,000

Total liabilities	3,423,130	3,693,281
Commitments (note 4)
Stockholders` equity:
Common stock, $0.01 par value,
authorized 20,000,000 shares;
issued 13,716,242 and 13,427,492, respectively;
outstanding 13,296,168 and 13,207,436, respectively;
at September 26, 2020 and December 28, 2019;	137,162	134,275
Additional paid-in capital	36,633,553	36,094,201
Accumulated deficit	(29,248,532)	(30,380,433)
Less cost of 420,074 and 220,056 common shares
repurchased, respectively;
at September 26, 2020 and December 28, 2019	(958,072)	(517,053)

Total stockholders` equity	6,564,111	5,330,990

Total liabilities and stockholders`
equity	$9,987,241	$9,024,271